Exhibit 99


For Release July 22, 2003                                   Contact:
4:01 pm                                                     Richard F. Latour
                                                            President and CEO
                                                            Tel: 781-994-4800

                      MicroFinancial Incorporated Announces
                           Second Quarter 2003 Results


Woburn, MA-- July 22, 2003-- MicroFinancial Incorporated (NYSE-MFI), a leader in Microticket leasing and finance, announced today its financial results for the second quarter and the six months ended June 30, 2003.

Second quarter revenue for the period ended June 30, 2003, was $24.0 million compared to $33.0 million for the same period last year. The reduction in revenues is directly related to the Company's decision in October 2002 to cease funding new originations as a result of its Lenders' decision not to renew the revolving credit facility on September 30, 2002.

The net loss for the quarter was $3.7 million, or ($0.29) per diluted share as compared with net income of $2.0 million or $0.15 per diluted share in the prior year's second quarter. The decline in net income for the quarter is primarily the result of a 39.2% decline in lease and loan revenues to $8.4 million, a 46.3% decline in service fee and other revenues to $3.2 million, and a 40.9% increase in the provision for credit losses to $15.2 million as compared with the second quarter ended June 30, 2002. The additional provision for credit losses was required to maintain the Company's reserve policy requirement, which the Company continues to believe is appropriate.

Total operating expenses for the quarter, before the provision for credit losses, declined approximately 21% to $14.9 million as compared to the same period in 2002. Interest expense declined 18.1% to $2.1 million as a result of lower debt balances of approximately $71.5 million offset by an increase in the Company's average interest rates of 139 basis points. Selling, general and administrative expenses decreased 23.7% to $8.7 million for the second quarter ended June 30, 2003, versus $11.4 million for the same period last year. The decrease was attributable to reductions in personnel related expenses of approximately $1.2 million, a $1 million reduction in cost of goods sold, and a $0.4 million reduction in collection related expenses. The provision for credit losses increased to $15.2 million for the quarter ended June 30, 2003 from $10.8 million for the same period last year, while net charge offs increased to $22.4 million. Past due balances greater than 31 days delinquent at June 30, 2003 decreased to 23.0% from 24.3% last quarter. Exclusive of a federal tax refund in excess of $11 million, net cash provided by operating activities for the quarter decreased 20.1% to $20.5 million compared to $25.7 million for the previous quarter. The Company repaid debt of $35.0 million on its senior credit facility and securitizations during the quarter.

Richard Latour, President and Chief Executive Officer stated, "I am pleased that the collections from our existing portfolio remained strong in the second quarter. The Company's ongoing strategy of driving down expenses while maximizing collections continued."

The Company remains in full compliance with the terms and conditions of its securitizations and senior credit facility. The Company operates within all delinquency and charge-off covenants and has made or exceeded all scheduled payments on these debt instruments in a timely manner. During the quarter, MicroFinancial's successful collections efforts allowed the Company to reduce its bank debt by $26.1 million to $88.9 million.

Year to date revenues for the period ended June 30, 2003 decreased 27.4% to $49.5 million compared to $68.2 million during the same period in 2002. The reduction in revenues is directly related to the Company's decision to cease funding new originations since October 2002 as a result of its Lenders' decision not to renew the revolving credit facility on September 30, 2002.

The net loss year to date ending June 30, 2003 was $4.5 million versus net income of $5.2 million for the same period last year. Earnings per share year to date were ($0.35) on 12,917,752 shares.

Total operating expenses for the six months ended June 30, 2003 were $57.0 million compared to $59.6 million in 2002. Interest expense declined 11.0% to $4.8 million as a result of lower average debt balances of approximately $58.2 million. Selling, general and administrative expenses decreased 25.6% to $17.8 million for the six months ended June 30, 2003 versus $24.0 million for the same period last year. The decrease was driven by a reduction in personnel related expenses of approximately $2.9 million, a $1.6 million reduction in cost of goods sold, and a reduction in collection related expenses of $1.3 million. The Company's headcount at June 30, 2003 was 159, down from 356 from the same period last year while depreciation and amortization decreased 1.6% to $8.4 million compared to $8.5 million in 2002. The provision for credit losses increased 19.6% to $26.0 million for the six months ended June 30, 2003 from $21.8 million for the same period last year. Year to date net charge-offs increased to $36.2 million and the Company repaid debt balances on its senior credit facility and securitizations of $58.7 million for the six months ended June 30, 2003.

MicroFinancial Incorporated continues to operate without the use of gain on sale
accounting   treatment  and  a  balance  sheet  with  total   liabilities   less
subordinated debt to total equity plus subordinated debt of 1.7 to 1.

Mr. Latour concluded, "MicroFinancial's capital structure and cash flow remain strong. We continue to seek various financing, restructuring and strategic alternatives that will enable the Company to reenter the financing market."

                           MICROFINANCIAL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                    December 31,    June 30,
                                                                                    ------------- ------------
                                                                                        2002          2003
                                                                                        ----          ----
                                                    ASSETS
Net investment in leases and loans:
     Receivables due in installments                                                 $ 334,623    $ 257,680
     Estimated residual value                                                           30,754       25,813
     Initial direct costs                                                                4,891        3,247
     Loans receivable                                                                    1,796        1,771
     Less
        Advance lease payments and deposits                                                (96)         (52)
        Unearned income                                                                (67,574)     (44,715)
        Allowance for credit losses                                                    (69,294)     (59,180)
                                                                                     ---------    ---------
Net investment in leases and loans                                                   $ 235,100    $ 184,564
Investment in service contracts                                                         14,463       11,383
Cash and cash equivalents                                                                5,494        8,189
Restricted cash                                                                         18,516       12,197
Property and equipment, net                                                              9,026        6,935
Income taxes receivable                                                                  8,652         --
Other assets                                                                             3,834        6,088
                                                                                     ---------    ---------
          Total assets                                                               $ 295,085    $ 229,356
                                                                                     =========    =========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable                                                                        $ 168,927    $ 110,095
Subordinated notes payable                                                               3,262        3,262
Capitalized lease obligations                                                              471          297
Accounts payable                                                                         3,840        3,141
Other liabilities                                                                        6,776        5,542
Income taxes payable                                                                     1,400        3,838
Deferred income taxes payable                                                           23,806       20,812
                                                                                     ---------    ---------
          Total liabilities                                                            208,482      146,987
                                                                                     ---------    ---------

Stockholders' equity:
     Preferred stock, $.01 par value; 5,000,000 shares authorized;
        no shares issued at 12/31/02 and 6/30/03                                            --           --
     Common stock, $.01 par value; 25,000,000 shares authorized;
     13,410,646 and 13,765,116 shares issued at 12/31/02 and 6/30/03, respectively         134          138
     Additional paid-in capital                                                         47,723       46,316
     Retained earnings                                                                  45,089       40,599
     Treasury stock (588,700 and 426,366 shares of common stock at
        12/31/02 and 6/30/03, respectively), at cost                                    (6,343)      (4,590)
     Unearned compensation                                                                   0          (94)
                                                                                     ---------    ---------
          Total stockholders' equity                                                    86,603       82,369
                                                                                     ---------    ---------
          Total liabilities and stockholders' equity                                 $ 295,085    $ 229,356
                                                                                     =========    =========

                           MICROFINANCIAL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)


                                                 For the three months ended
                                                          June 30,
                                                -----------------------------
                                                         2002          2003
                                                         ----          ----

Revenues:
     Income on financing leases and loans         $     13,790   $      8,378
     Income on service contracts                         2,458          2,334
     Rental income                                       9,220          8,628
     Loss and damage waiver fees                         1,532          1,423
     Service fees and other                              5,961          3,201
                                                  ---------------------------
             Total revenues                             32,961         23,964
                                                  ---------------------------

Expenses:
     Selling general and administrative                 11,409          8,709
     Provision for credit losses                        10,824         15,249
     Depreciation and amortization                       4,851          4,087
     Interest                                            2,618          2,145
                                                  ---------------------------
             Total expenses                             29,702         30,190
                                                  ---------------------------

Income/(loss) before provision for income taxes          3,259         (6,226)
Provision/(benefit) for income taxes                     1,304         (2,490)
                                                  ---------------------------

Net income/(loss)                                 $      1,955        ($3,736)
                                                  ===========================

Net income/(loss) per common share - basic        $       0.15         ($0.29)
                                                  ===========================

Net income/(loss) per common share - diluted      $       0.15         ($0.29)
                                                  ===========================

Weighted-average shares used to compute:
          Basic net income per share                12,821,946     12,917,752
                                                  ---------------------------
          Fully diluted net income per share        12,901,149     12,917,752
                                                  ---------------------------

                                                     For the six months ended
                                                            June 30,
                                                  -----------------------------
                                                         2002          2003
                                                         ----          ----

Revenues:
     Income on financing leases and loans         $     29,026   $     18,199
     Income on service contracts                         4,853          4,586
     Rental income                                      19,083         17,175
     Loss and damage waiver fees                         3,057          2,906
     Service fees and other                             12,227          6,669
                                                  ---------------------------
             Total revenues                             68,246         49,535
                                                  ---------------------------

Expenses:
     Selling general and administrative                 23,983         17,841
     Provision for credit losses                        21,788         26,048
     Depreciation and amortization                       8,490          8,357
     Interest                                            5,365          4,774
                                                  ---------------------------
             Total expenses                             59,626         57,020
                                                  ---------------------------

Income/(loss) before provision for income taxes          8,620         (7,485)
Provision/(benefit) for income taxes                     3,448         (2,994)
                                                  ---------------------------

Net income/(loss)                                 $      5,172        ($4,491)
                                                  ===========================

Net income/(loss) per common share - basic        $       0.40         ($0.35)
                                                  ===========================

Net income/(loss) per common share - diluted      $       0.40         ($0.35)
                                                  ===========================

Weighted-average shares used to compute:
          Basic net income per share                12,821,946     12,917,752
                                                  ---------------------------
          Fully diluted net income per share        12,877,839     12,917,752
                                                  ---------------------------

                           MICROFINANCIAL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except share and per share data)


MicroFinancial Inc. (NYSE: MFI), headquartered in Woburn, MA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986.


Statements in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes,"
"anticipates," "expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.